Exhibit 10.1

UNITED STATES OF AMERICA

FEDERAL HOUSING FINANCE AGENCY

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In the Matter of:	)	Stipulation and Consent No. 2010-01
The Federal Home Loan Bank of Seattle	)
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STIPULATION AND CONSENT TO THE

ISSUANCE OF A CONSENT ORDER

WHEREAS, the Federal Housing Finance Agency (“Agency”) is charged with the supervision and oversight of the Federal Home Loan Banks pursuant to sections 1311 and 1313 of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 (“1992 Act”), 12 U.S.C. §§ 4511 and 4513, as amended by the Housing and Economic Recovery Act of 2008 (“HERA”), PL 110-289, Titles I-III, 122 Stat. 2654 (July 30, 2008);

WHEREAS, the Federal Home Loan Bank of Seattle (“Bank”) is a Federal Home Loan Bank that has been established pursuant to section 3 of the Federal Home Loan Bank Act (“Bank Act”), 12 U.S.C. § 1423, and operates pursuant to the Bank Act and the 1992 Act as such acts have been amended by HERA;

WHEREAS, the Bank, as a Federal Home Loan Bank, is subject to the supervisory, regulatory and enforcement authority conferred on the Agency by the 1992 Act and the Bank Act, as amended;

WHEREAS, the Bank recognizes its responsibilities to assure that sufficient resources are available to meet its obligations on all of the Bank’s debt obligations, even under various scenarios evaluated by the Bank and the Agency;

WHEREAS, the Bank is organized as a member-owned cooperative and the investment of the member-owners in the Bank protects the Bank’s debt holders;

WHEREAS, as a member-owned cooperative, the Bank must treat member-owners consistently and the five year stock redemption waiting period, contained in section 6(a)(4) of the Bank Act, 12 U.S.C. § 1426(a)(4), provides for sufficient time for potential losses from activities undertaken at a point in time to emerge and be the responsibility of all the shareholders rather than rewarding the first to leave and imposing any realized losses on the remaining members;

WHEREAS, the Bank has sought to restore its ability to return capital at par to its member-owners and to do so would require, for the current time, a continued suspension on any and all return of capital for a Stabilization Period, commencing on this date and ending on the date of the filing of the Bank’s June 30, 2011 financial statements with the Securities and Exchange Commission;

WHEREAS, if certain minimum financial and operational metrics are satisfied after the Stabilization Period, capital may begin to be returned to members at par on a pro-rata basis;

WHEREAS, at such time as the Bank has returned to a safe and sound condition as determined by FHFA, redemption requests will be satisfied at par in the order the request was received for members that will have already satisfied the five year redemption notice period;

WHEREAS, the Bank and the Agency wish to resolve matters related to the Bank’s capital and stock and other supervisory concerns, including matters relating to improvement of its asset base, capital adequacy and retained earnings, risk management, senior management, information technology, compensation practices and remediation of examination findings;

WHEREAS, to that end, the Agency has determined that it is necessary for the Bank to take certain actions to remedy the unsafe and unsound practices and its supervisory concerns; and,

WHEREAS, the Bank, desiring to cooperate with the Agency without the need for administrative or enforcement actions by the Agency and for the purpose of resolving this matter and in the interest of addressing immediately any matters that could adversely affect the interests of members of the Bank, hereby consents to the issuance of the accompanying Consent Order (“Order”).

NOW THEREFORE, in consideration of the above, the Agency and the Bank, through the Chairman of the Board of Directors acting upon resolution of the Board of Directors, hereby stipulate and agree to the following:

Article I

Jurisdiction

(a) The Bank is a Federal Home Loan Bank as defined in section 2 of the Bank Act, 12 U.S.C. § 1422 and as such is subject to the regulation and oversight of the Agency pursuant to sections 1311 and 1313 of the 1992 Act, 12 U.S.C. §§ 4511 and 4513.

(b) The Agency has authority pursuant to the Bank Act and the 1992 Act, as amended by the Housing and Economic Recovery Act of 2008, to initiate and maintain an administrative proceeding against a Bank pursuant to 12 U.S.C. § 4631.

(c) The Bank, without admitting or denying that grounds exist to initiate an administrative enforcement proceeding against the Bank, and in accordance with section 1371(f) of the 1992 Act, 12 U.S.C § 4631 (f), hereby consents and agrees to the issuance of the Order by the Agency.

(d) The Bank further agrees that the Order shall be “an order issued upon consent,” as that phrase is used in Section 1371(f) of the 1992 Act, 12 U.S.C. § 4631(f), as amended by HERA, and shall be effective upon issuance by the Agency.

(e) Upon issuance, the Order shall be fully enforceable by the Agency in accordance with the authority and procedures set forth in Subtitle C of the 1992 Act, 12 U.S.C. §§ 4631-4642, as amended by HERA and with any other supervisory powers afforded the Agency under the Bank Act, the 1992 Act or any other applicable statute.

Article II

Waivers

In entering into this Stipulation and Consent to the Issuance of an Order, the Bank expressly waives each of the following:

(a) the right to the issuance and service of a Notice of Charges pursuant to section 1371 (a) of the 1992 Act, 12 U.S.C. § 4631(a), as amended by HERA, and 12 C.F.R. § 908.4(a);

(b) all rights to a hearing on the record or a final agency decision pursuant to Section 1371 (c) and 1373 of the 1992 Act, 12 U.S.C. § 1431(c) and 4633, as amended by HERA, and 12 C.F.R. §§ 908.4(b)(1) and 908.9;

(c) any and all procedural rights available in connection with the issuance of the Order;

(d) the right to seek judicial review of the Order pursuant to 12 U.S.C. § 4634 and 12 C.F.R. § 908.10, or otherwise to challenge the validity of the Order; and,

(e) any and all claims against the Agency, including its employees and agents, and any other governmental entity for the award of fees, costs or expenses related to the Order, whether arising under common law, federal statutes or otherwise.

Article III

Miscellaneous

(a) The Bank agrees that the provisions of this Stipulation and the Order shall not inhibit, estop, bar or otherwise prevent the Agency from taking any other action affecting the Bank if, at any time, the Agency deems it appropriate to do so in order to fulfill its statutory supervisory responsibilities and that the Agency will transmit such guidance as it deems appropriate to provide direction to the Bank in meeting the obligations of the Order.

(b) The Bank agrees that, except as may be specifically set forth in the Order or in any future amendment thereto, the Bank’s consent to issuance of the Order does not release it from any obligations that may have been, or may be, imposed on it by any rule, regulation, or order issued by the Agency or by any condition imposed in writing for any approval granted by the Federal Housing Finance Board.

(c) The Bank further agrees that, notwithstanding the absence of mutuality of obligation or of consideration or of a contract, the Agency may enforce any of the commitments or obligations herein under its supervisory and enforcement powers conferred by 12 U.S.C. § 4511, 4513 and 4631-4642 and 12 C.F.R. § 908.11, and not as a matter of contract law.

(d) The laws of the United States of America shall govern the construction and validity of this Stipulation and of the Order.

(e) All references to the Agency in this Stipulation and the Order shall also mean any of the Agency’s predecessors, successors or assigns.

(f) This Stipulation and the Order shall remain in effect until terminated, modified or suspended in writing by the Agency.

IN TESTIMONY TO THIS STIPULATION AND CONSENT TO ISSUANCE OF A CONSENT ORDER, the undersigned, authorized by the Agency and by Board of Directors of the Bank as its representative, have hereunto set their hand, this 25th day of October 2010.

/s/ EDWARD J. DEMARCO	/s/ WILLIAM V. HUMPHREYS
Edward J. DeMarco	William V. Humphreys
Acting Director	Chairman, Board of Directors
Federal Housing Finance Agency	Federal Home Loan Bank of Seattle